UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 31, 2011

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2011, in furtherance of its business plan, Function(x) Inc. (the “Company”), through a newly created wholly owned subsidiary, FN(x) I Holding Corporation (“FN(x) I”), purchased from Trusted Opinion Inc. (“Trusted Opinion” or “Seller”), substantially all of its assets, including certain intellectual property and other assets relating to the “Loyalize” business owned by Trusted Opinion, pursuant to an asset purchase agreement dated such date among the Company, FN(x) I and Trusted Opinion (the “Asset Purchase Agreement”) .  In consideration for its purchase of the Loyalize assets, the Company agreed to pay Trusted Opinion three million dollars ($3,000,000) in cash and agreed to deliver 275,038 shares of the Company’s common stock. At the closing $1,500,000 of the cash consideration was disbursed to Trusted Opinion and $1,500,000 was placed in escrow with Seller’s counsel, Wilson Sonsini Goodrich & Rosati, P.C., to be disbursed to Seller upon delivery by Seller of certain financial statements.  The 275,038 shares of Company common stock are to be delivered as follows:  65,254 shares directly to Seller within three business days of delivery of the financial statements and 209,784 (the “Escrowed Shares”) within three business days of closing to American Stock Transfer and Trust Company LLC, as escrow agent, to be held until December 31, 2012 to secure certain representations, warranties and indemnities given by Trusted Opinion under the Asset Purchase Agreement.  The Company valued the 275,038 shares of the Company’s common stock as of the date of closing at $1,638,815 based on the average closing price of its common stock during the 20 trading days prior to the closing.  In addition to certain minor purchase price adjustments to be made post-closing, the Company is obligated to also fund as a purchase price adjustment the difference, if any, in the amount by which $1,838,815 exceeds the fair market value (based on the average closing price of its common stock during the 20 days prior to December 31, 2012) of the 275,038 shares of the Company’s common stock on December 31, 2012, either in cash or in shares of the Company’s common stock, at FN(x) I’s election, provided that such additional consideration shall not be payable until claims which remain subject to determination and secured by all the Escrowed Shares are no longer outstanding and the additional consideration shall be eliminated to the extent final claims exceed the value of the shares then remaining in escrow.

Loyalize‘s business consists of technology that enables brands and content providers to engage with nationwide audiences during live TV shows by providing games, polls, real-time discussions and sharing features for smart phones, tablets, laptops and on connected TVs.

The description of the Asset Purchase Agreement herein is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, and which is incorporated by reference herein.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b)  Financial statements and pro forma financial information, to the extent required by this item with respect to the Asset Purchase Agreement, will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated December 31, 2011 among Function(x) Inc., FN(x) I Holding Corporation and Trusted Opinion Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: January 4, 2012	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

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